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                                                               Exhibit 99(a)(14)


                   AMENDMENT NO. 16 TO DECLARATION OF TRUST
                         OF BT  INVESTMENT PORTFOLIOS

                           DATED AS OF JUNE 14, 2000

     The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993, as amended from time to time (the "Declaration"), pursuant to Article VI, Section 6.2 of the Declaration, hereby amend the series designation appended to the Declaration in order to exclude Latin American Equity Portfolio and Pacific Basin Equity Portfolio. The series of the Trust shall be as follows:

               Asset Management Portfolio II
               Asset Management Portfolio III
               Liquid Assets Portfolio
               EAFE (R) Equity Index Portfolio
               Small Cap Portfolio
               Small Cap Index Portfolio
               U.S. Bond Index Portfolio
               PreservationPlus Portfolio
               PreservationPlus Income Portfolio
               Quantitative Equity Portfolio
               Global Equity Portfolio
               Daily Assets Portfolio

     An interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences set forth in Section 6.1 through
6.4 of the Declaration.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of June 14, 2000.

                                       /s/ Charles P. Biggar
                                       Charles P. Biggar
                                       As Trustee, and not individually


                                       /s/ S. Leland Dill
                                       S. Leland Dill
                                       As Trustee, and not individually


                                       /s/ Martin J. Gruber
                                       Martin J. Gruber
                                       As Trustee, and not individually
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                                       /s/ Richard T. Hale
                                       Richard T. Hale
                                       As Trustee, and not individually


                                        /s/ Richard J. Herring
                                        Richard J. Herring
                                        As Trustee, and not individually


                                        /s/ Bruce E. Langton
                                        Bruce E. Langton
                                        As Trustee, and not individually


                                        /s/ Philip Saunders, Jr.
                                        Philip Saunders, Jr.
                                        As Trustee, and not individually


                                        /s/ Harry Van Benschoten
                                        Harry Van Benschoten
                                        As Trustee, and not individually